Exhibit 99.1

Laird Superfood Reports First Quarter 2022 Financial Results

Net Sales Increased 26% Year Over Year to $9.3 Million, Including 31% Wholesale Growth

30% Year Over Year Improvement in Net Cash from Operating Activities

SISTERS, Oregon – May 12, 2022 – Laird Superfood, Inc. (NYSE American: LSF) (“Laird Superfood,” “we” and “our”), today reported financial results for its first quarter ended March 31, 2022.

First Quarter 2022 Highlights

•	Net Sales increased 26% year over year to $9.3 million.

•	Online contributed 58% of Net Sales, increasing 24% year over year with direct-to-consumer (“DTC”) up 35%.

•	Wholesale contributed 41% of Net Sales, increasing 31% year over year, driven by continued expansion in grocery from both liquid creamer and shelf stable products.

•	Gross Profit was $1.9 million and Gross Margin was 20.9% compared to Gross Profit of $1.8 million and Gross Margin of 24.8% in the prior year period.

•

Net Loss, including non-cash charges related to goodwill and intangible assets impairment, was $14.1 million, or $1.55 per diluted share, compared to a Net Loss of $5.3 million, or $0.60 per diluted share, in the prior year period.

•

Adjusted Net Loss, which is a non-GAAP financial measure, was $6.7 million, or $0.74 per diluted share, compared to Adjusted Net Loss of $5.3 million, or $0.60 per diluted share, in the prior year period. For more details on non-GAAP financial measures, refer to the information in the Non-GAAP financial measures section of this press release.

•	Net Cash Used in Operating Activities was $3.6 million, improving 30% compared to $5.1 million of Net Cash Used in Operating Activities in the prior year period.

“First quarter sales of $9.3 million were up 26% versus last year and ahead of expectations, driven by solid gains in both wholesale and online channels. We’ve taken several actions during the last quarter to strengthen operations and sharpen our strategic focus that should drive visible improvements in 2Q and beyond. While the overall macro environment remains challenging, the power of our brand and omnichannel platform continue to provide multiple pathways to growth and improved profitability,” said Jason Vieth, President and Chief Executive Officer. “Adjusted Net Loss per share was $0.74 versus $0.60 a year ago, driven by near-term margin headwinds that we were able to somewhat offset with cost controls. We’ve had several key customer wins in the past month reflecting the immediate impact of recent additions to our leadership team. I’m very pleased with our swift progress on multiple fronts and confident in our outlook for the balance of 2022. The combination of strong demand for our high-quality products across all major channels, a robust innovation pipeline, and expanding distribution put us firmly on course for driving significant growth and enhancing shareholder value in the future.”

For the Three Months Ended March 31, 2022

	Three Months Ended March 31,
	2022		2021
	$	% of Total	$	% of Total
Coffee creamers	$5,454,407	58%	$5,021,648	68%
Hydration and beverage enhancing supplements	1,457,431	16%	1,230,055	17%
Harvest snacks and other food items	1,686,791	18%	142,903	2%
Coffee, tea, and hot chocolate products	1,816,184	19%	1,901,092	26%
Other	238,324	3%	50,939	0%

Gross sales	10,653,137	114%	8,346,637	113%
Shipping income	248,192	3%	25,659	0%
Returns and discounts	(1,561,316)	(17)%	(975,401)	(13)%

Sales, net	$9,340,013	100%	$7,396,895	100%

Online	5,423,951	58%	4,362,407	59%
Wholesale	3,795,070	41%	2,893,697	39%
Food service	120,992	1%	140,791	2%

Sales, net	$9,340,013	100%	$7,396,895	100%

Net Sales increased 26% to $9.3 million in the first quarter of 2022 compared to $7.4 million in the first quarter of 2021, driven by 31% growth in wholesale and a 24% increase online with DTC up 35%. Volume was the primary factor that drove first quarter growth, reflecting sales from the acquisition of Picky as well as new product introductions over the past year.

Gross Profit was $1.9 million, a 6% increase compared to the prior year period of $1.8 million. Gross margin was 20.9% of Net Sales in the first quarter of 2022, compared to 24.8% of Net Sales in the prior year period. The decline in gross margin stemmed from elevated promotional activity, elevated inventory costs and general inflationary pressures, partially offset by continued optimization of DTC parcel cost and spoils and waste reductions associated with our refrigerated liquid creamer.

Operating expenses were $15.9 million compared to $7.2 million in the year ago period with $8.0 million of the increase attributable to a non-cash charge for goodwill and intangible asset impairment recorded under General and Administrative expense. Sales and Marketing expense rose $0.7 million due to higher advertising expense and marketing fees, while Research and Development was down $0.1 million.

Loss from operations was $14.0 million in the first quarter of 2022, compared to a loss of $5.3 million in the prior year period, due primarily to the $8.0 million non-cash charge for goodwill and intangible asset impairment.

Net loss was $14.1 million, or $1.55 per diluted share, in the first quarter of 2022, compared to a net loss of $5.3 million, or $0.60 per diluted share, in the prior year period.

Adjusted net loss, which excludes the impact of certain one-time items, was $6.7 million, or $0.74 per diluted share, in the first quarter of 2022 compared to $5.3 million, or $0.60 per diluted share, a year earlier.

Valerie Ells, Chief Financial Officer, commented, “We’ve made significant progress optimizing our cost structure and will be implementing several margin enhancing initiatives over the balance of 2022 that we expect to help drive greater consistency and accelerate our path to profitability. These efforts include, but are not limited to, pricing initiatives, sku rationalization, organizational structure changes, and marketing spend refinement. We are pleased with the progress made in cash usage in the current period and will continue to focus on efficiency and leverage.”

Balance Sheet and Cash Flow Highlights

The Company had $27.3 million of cash and cash equivalents as of March 31, 2022, and no outstanding debt. Net cash used in operating activities was $3.6 million for the quarter ended March 31, 2022, compared to $5.1 million in 2021.

Capital expenditures totaled $0.7 million for the quarter ended March 31, 2022, compared to $0.1 million a year earlier.

2022 Outlook

We are maintaining our guidance for full year 2022. We estimate Net Sales for full year 2022 will be in a range of $41 million to $44 million, an increase of 15% at the midpoint over 2021. Gross Margin for full year 2022 is estimated to be in the range of 24% to 26%, versus 25.6% in 2021. The Company’s guidance assumes that there are no significant disruptions to the supply chain, or its customers or consumers, including any disruptions from adverse macroeconomic factors or additional adverse changes related to the duration, magnitude and effects of the COVID-19 pandemic.

Conference Call and Webcast Details

The Company will host a conference call and webcast at 5:00 p.m. ET today to discuss results. The live conference call can be accessed by dialing (844) 200-6205 from the U.S. or (929) 526-1599 internationally. The conference I.D. code is 175404. Alternatively, participants may access the live webcast on the Laird Superfood Investor Relations website at https://investors.lairdsuperfood.com under “Events.”

About Laird Superfood

Laird Superfood, Inc. creates award-winning, plant-based superfood products that are both delicious and functional. The Company’s products are designed to enhance your daily ritual and keep consumers fueled naturally throughout the day. The Company was co-founded in 2015 by the world’s most prolific big-wave surfer, Laird Hamilton. Laird Superfood’s offerings are environmentally conscientious, responsibly tested, and made with real ingredients. Shop all products online at lairdsuperfood.com and join the Laird Superfood community on social media for the latest news and daily doses of inspiration.

Forward-Looking Statements

This press release and the conference call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Laird Superfood’s future financial performance and growth. These forward-looking statements are based on Laird Superfood’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Laird Superfood’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. We expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

The risks and uncertainties referred to above include, but are not limited to: (1) the effects of the current COVID-19 pandemic, or of other global outbreaks of pandemics or contagious diseases or fear of such outbreaks, including on our supply chain, the demand for our products, and on overall economic conditions and consumer confidence and spending levels; (2) volatility regarding our revenue, expenses, including shipping expenses, and other operating results; (3) our ability to acquire new direct and wholesale customers and successfully retain existing customers; (4) our ability to attract and retain our suppliers, distributors and co-manufacturers, and effectively manage their costs and performance; (5) effects of real or perceived quality or health issues with our products or other issues that adversely affect our brand and reputation; (6) our ability to innovate on a timely and cost-effective basis, predict changes in consumer preferences and develop successful new products, or updates to existing products, and develop innovative marketing strategies; (7) adverse developments regarding prices and availability of raw materials and other inputs, a substantial amount of which come from a limited number of suppliers outside the United States, including in areas which may be adversely affected by climate change; (8) effects of changes in the tastes and preferences of our consumers and consumer preferences for natural and organic food products; (9) the financial condition of, and our relationships with, our suppliers, co-manufacturers, distributors, retailers and foodservice customers, as well as the health of the foodservice industry generally; (10) the ability of ourselves, our suppliers and co-manufacturers to comply with food safety, environmental or other laws or regulations; (11) our plans for future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements; (12) the costs and success of our marketing efforts, and our ability to promote our brand; (13) our reliance on our executive team and other key personnel and our ability to identify, recruit and retain skilled and general working personnel; (14) our ability to effectively manage our growth; (15) our ability to compete effectively with existing competitors and new market entrants; (16) the impact of adverse economic conditions; and (17) the growth rates of the markets in which we compete.

Contact

ICR

Reed Anderson

646-277-1260

Reed.Anderson@icrinc.com

LAIRD SUPERFOOD, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended
	March 31,
	2022	2021
Sales, net	$9,340,013	$7,396,895
Cost of goods sold	(7,390,203)	(5,559,499)

Gross profit	1,949,810	1,837,396

General and administrative
Salaries, wages and benefits	1,652,011	1,220,756
Stock-based compensation	(54,495)	899,235
Professional fees	710,125	343,622
Insurance expense	611,934	522,399
Impairment of goodwill	6,486,000	—
Impairment of long-lived intangible assets	1,540,000	—
Other expense	883,069	657,382

Total general and administrative expenses	11,828,644	3,643,394

Research and product development	103,833	240,687

Sales and marketing
Salaries, wages and benefits	735,025	633,751
Stock-based compensation	58,235	41,389
Advertising	1,791,737	1,661,644
General marketing	1,062,645	700,864
Other expense	323,998	260,072

Total sales and marketing expenses	3,971,640	3,297,720

Total expenses	15,904,117	7,181,801

Operating loss	(13,954,307)	(5,344,405)

Other income (expense)
Interest and dividend income	4,908	13,901
Loss on sale of available-for-sale debt securities	(182,310)	—
Other expense	(1,919)	—

Total other income (expense)	(179,321)	13,901

Loss before income taxes	(14,133,628)	(5,330,504)

Income tax expense	5,774	—

Net loss	$(14,139,402)	$(5,330,504)

Net loss per share:
Basic	$(1.55)	$(0.60)

Diluted	$(1.55)	$(0.60)

Weighted-average shares of common stock outstanding used in computing net loss per share of common stock, basic and diluted	9,095,441	8,894,495

LAIRD SUPERFOOD, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net loss	$(14,139,402)	$(5,330,504)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation	142,819	131,333
Amortization	141,482	5,270
Loss on disposal of equipment	—	2,325
Stock-based compensation	10,796	1,010,003
Provision for inventory obsolescence	18,706	102,604
Provision for doubtful accounts	64,168	—
Impairment of goodwill	6,486,000	—
Impairment of long-lived intangible assets	1,540,000	—
Deferred taxes	(7,534)	—
Loss on sale of investment securities available-for-sale	182,310	—
Noncash lease costs	263,562	—
Changes in operating assets and liabilities:
Accounts receivable, net	(57,012)	65,535
Inventory	346,241	(1,500,686)
Prepaid expenses and other current assets	793,429	(55,465)
Operating lease liability	(184,560)	90,054
Deposits	6,750	(391,149)
Accounts payable	77,155	284,681
Payroll liabilities	574,297	289,308
Accrued expenses	138,820	153,306

Net cash from operating activities	(3,601,973)	(5,143,385)

Cash flows from investing activities
Purchase of property, plant, and equipment	(701,886)	(122,588)
Proceeds on sale of property, plant, and equipment	—	700
Purchase of software	—	(78,200)
Proceeds from sale of investment securities available-for-sale	8,513,783	—

Net cash from investing activities	7,811,897	(200,088)

Cash flows from financing activities
Common stock issuance costs	—	(82,043)
Withholding tax payments for share based compensation	—	(188,793)
Stock options exercised	14,248	151,646

Net cash from financing activities	14,248	(119,190)

Net change in cash and cash equivalents	4,224,172	(5,462,663)
Cash and cash equivalents beginning of year	23,049,234	57,208,080

Cash and cash equivalents end of year	$27,273,406	$51,745,417

Supplemental disclosures of cash flow information
Right-of-use assets obtained in exchange for operating lease liabilities	$7,616,513	$—

Supplemental disclosures of non-cash information
Unrealized gain (loss) on available-for-sale securities	$—	$(20,290)

Amounts reclassified from accumulated other comprehensive loss	$61,016	$—

Purchases of equipment included in deposits at the beginning of the period	$372,507	$—

Property and equipment held-and-used reclassified to held-for-sale	$947,394	$—

LAIRD SUPERFOOD, INC.

CONSOLIDATED BALANCE SHEETS

	As of
	March 31, 2022	December 31, 2021
Assets
Current assets
Cash, cash equivalents, and restricted cash	$27,273,406	$23,049,234
Accounts receivable, net	1,261,562	1,268,718
Investment securities available-for-sale	—	8,635,077
Inventory	9,856,396	10,221,343
Prepaid expenses and other current assets, net	3,034,114	3,827,543
Deposits	300,662	679,919

Total current assets	41,726,140	47,681,834

Noncurrent assets
Property and equipment, net	4,497,115	4,512,935
Land held for sale	947,394	—
Intangible assets, net	3,157,372	4,838,854
Goodwill	—	6,486,000
Right of use asset	7,398,534	2,327,752

Total noncurrent assets	16,000,415	18,165,541

Total assets	$57,726,555	$65,847,375

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$965,923	$888,768
Payroll liabilities	1,388,460	814,163
Accrued expenses	2,221,910	2,083,090
Lease liability, current portion	742,376	—

Total current liabilities	5,318,669	3,786,021

Long-term liabilities
Deferred tax liability, net	—	7,534
Lease liability	4,407,408	—

Total long-term liabilities	4,407,408	7,534

Total liabilities	9,726,077	3,793,555

Stockholders’ equity
Common stock, $0.001 par value, 100,000,000 shares authorized as of March 31, 2022 and
December 31, 2021; 9,467,157 and 9,101,453 issued and outstanding at March 31, 2022, respectively; 9,460,243 and 9,094,539 issued and outstanding at December 31, 2021, respectively	9,101	9,095
Additional paid-in capital	117,928,493	117,903,455
Accumulated other comprehensive income (loss)	—	(61,016)
Accumulated deficit	(69,937,116)	(55,797,714)

Total stockholders’ equity	48,000,478	62,053,820

Total liabilities and stockholders’ equity	$57,726,555	$65,847,375

Non-GAAP Financial Measures

In this press release, we report adjusted net loss and adjusted net loss per diluted share, which are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). Management uses adjusted net loss and adjusted net loss per diluted share to evaluate financial performance because adjusted net loss and adjusted net loss per diluted share allow for period-over-period comparisons of the Company’s ongoing operations before the impact of certain items described below. Management believes this information may also be useful to investors to compare the Company’s results period-over-period. We define adjusted net loss and adjusted net loss per diluted share to exclude (1) non-cash charges for goodwill and intangible asset impairment, (2) forfeitures of unvested stock-based compensation, (3) non-recurring executive severance costs, (4) loss on sale of available-for-sale securities, and (5) proceeds from an insurance settlement. Please be aware that adjusted net loss and adjusted net loss per diluted share have limitations and should not be considered in isolation or as a substitute for net loss or diluted net loss per share. In addition, we may calculate and/or present adjusted net loss and adjusted net loss per diluted share differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

These non-GAAP measures are reconciled to the most directly comparable GAAP measures in the table that follows.

LAIRD SUPERFOOD, INC.

NON-GAAP FINANCIAL MEASURES

		For the Three Months Ended March 31,
		2022	2021
Net loss from continuing operations		$(14,139,402)	$(5,330,504)
Adjusted for:
Impairment of goodwill and long-lived intangible assets	(a)	8,026,000	—
Forfeitures of unvested stock-based compensation	(b)	(907,622)	—
Executive severances	(c)	326,271	—
Loss on sale of available-for-sale securities	(d)	182,310	—
Proceeds from insurance settlement	(e)	(204,606)	—

Adjusted net loss		$(6,717,049)	$(5,330,504)

Adjusted net loss per share:
diluted		(0.74)	(0.60)
Weighted-average shares of common stock outstanding used in computing adjusted net loss per share of common stock, diluted		9,095,441	8,894,495

(a)	Reflects impairment charges to goodwill and long-lived intangible assets assumed in the acquisition of Picky Bars which occurred in 2021, in the amounts of $6.5 million and $1.5 million, respectively.
(b)	Represents reversals of stock-based compensation arising from the forfeitures of unvested awards following the resignation of the former chief executive officer.
(c)	Represents compensation expense related to severances for executives which announced their resignations.
(d)	Represents realized losses on the liquidation of the Company’s available-for-sale securities.
(e)	Represents the recovery of costs incurred in connection with an insurance claim following loss of product.